Exhibit 5.1

March 29, 2012

Aleris Corporation

25825 Science Park Drive, Suite 400

Cleveland, Ohio 44122

Re:	Registration Statement on Form S-1
File No. 333-173721

Ladies and Gentlemen:

We have acted as counsel to Aleris Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (Registration No. 333-173721) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Registration Statement”), relating to the registration of 31,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Of the shares of Common Stock to be registered pursuant to the Registration Statement, 9,375,000 shares are being offered by the Company (the “Company Shares”), 21,875,000 shares are being offered by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) and up to 4,687,500 additional shares may be sold by the Selling Stockholders pursuant to an option granted to the underwriters by the Selling Stockholders (collectively, the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”). The Shares are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholders and J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the underwriters named therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement (other than the representations and warranties made by the Company)

and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, and assume compliance on the part of all parties to the Underwriting Agreement (other than the Company) with the covenants and agreements contained therein.

In rendering the opinion set forth below, we have also assumed that (i) the amended and restated certificate of incorporation (the “Restated Certificate of Incorporation”) of the Company in the form included as Exhibit 3.1 to the Registration Statement will have been filed with the Secretary of State of the State of Delaware; (ii) the Restated Certificate of Incorporation will have become effective substantially in the form filed as an exhibit to the Registration Statement; and (iii) the stock split described in the Registration Statement will have been consummated.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Company Shares have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable, and (ii) the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Constitution of the State of Delaware, in each case as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL and the Constitution of the State of Delaware. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the effectiveness of the Registration Statement or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP